SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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[	]	Preliminary Proxy Statement
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[	]	Definitive Proxy Statement
[ X ]		Definitive Additional Materials
[	]	Soliciting Material Under Rule 14a-12
NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC

WESTERN INVESTMENT HEDGED PARTNERS L.P.

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.

BENCHMARK PLUS MANAGEMENT, L.L.C.

BENCHMARK PLUS PARTNERS, L.L.C.

ARTHUR D. LIPSON

ROBERT A. WOOD

D. JAMES DARAS

MATTHEW S. CROUSE

SCOTT FRANZBLAU

ROBERT FERGUSON

ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western”), together with the other with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) relating to the definitive proxy statement (the “Proxy Statement”) and accompanying proxy cards filed with the SEC on April 24, 2007 and to be used in connection with the annual meeting of stockholders of Neuberger Berman Realty Income Fund Inc. (the “Company”) scheduled to be held on May 2, 2007 (the “Annual Meeting”), to solicit votes in support of the election of Western’s slate of director nominees at the Annual Meeting. Western urges stockholders to read the Proxy Statement because it contains important information.

Item 1: On April 26, 2007, Western delivered the following presentation to Institutional Shareholder Services Inc.:

_____________________________________________

Neuberger Berman Real Estate Securities Income
Fund

Annual Meeting

Neuberger Berman Realty Income Fund

Annual Meeting

May 2, 2007

Western Investment LLC

The Western Group

First purchased NRI/NRO shares in 2004.

Currently holds over 9.4% of NRI outstanding.

Currently holds over 9.9% of NRO outstanding.

Our goal:

Improving NRI/NRO’s performance and reduce
the NAV discount to less than 5%.

Seeking minority representation, not control:
5 seats on a 15 member board.

We have no intention of seeking to open-end or
liquidate NRI/NRO.

Our interests are aligned with all
Stockholders

What will we bring to the Board?

Commitment to Good Governance.

Stockholder Representation in the Boardroom.

Active, Engaged Oversight.

Talent, Expertise and Experience.

Focus on Realization of Full Value.

What Are They Afraid Of?

Each Board's solicitation appears to be
designed to result in a failed election of
directors, where incumbents will hold onto
their seats for another year.

Deliberately denying stockholders the
opportunity to decide who will represent
them.

Why is the Board acting to prevent a true
election?

Fund Manager’s History of Fighting
Stockholders

The Board of NRI and NRO has a history of fighting shareholders and working to entrench itself.

The NRI and NRO proxy materials have been mailed to stockholders, we believe, approximately 8 days prior to the annual meeting.
Accordingly, it is likely stockholders will not have an opportunity to vote, or even receive materials prior to the annual meeting.

All of NRI/NRO’s board members also serve as the board of another fund, Neuberger Berman Real Estate Income Fund Inc. (NRL)

NRL has not held an annual meeting in over two years despite shareholder demands.

Rather than resolve a dispute with a significant shareholder, NRL has adopted serial poison pill plans, opted-in to the Maryland Control Share
Acquisition Act, The Maryland Business Combination Act, and engaged in protracted litigation with stockholders, at a cost of millions and millions of dollars to the fund.

We believe these actions are illustrative of the Board’s consistent actions taken to entrench management, without regard to what is in the best interest of stockholders.

Discounted Market Value

A modest discount to NAV is normal and
acceptable.

A persistent and double-digit deep discount for
years is not.

Discount reflects the market’s response to
management’s failure to respond to the interests
of shareholders.

We believe the recent reduction in the NAV
discount substantially results from Western’s
actions.

The discount is an immediate loss to selling
stockholders.

Missed Investment Opportunity

The Board has failed to act on a potential
20% investment opportunity:

A stock buyback by either Company when the
discount is over 17% will result in a gain of
over 20% when the market value increases to
NAV.

The Board needs to recognize the excessive
discount and act in the shareholder’s best
interests, including through stock buybacks.

Stockholders Deserve:

A voice in the NRI/NRO boardroom.

The opportunity to elect their own directors.

Effective oversight of the fund manager.

An amelioration of the persistent and overly deep
discount to NAV at which the Company’s shares
trade.

Full value for their investment.  A persistent
discount of as high as 17% or 18%, plus the
initial sales load of 4.5%, has resulted in possible
lost value of over 20%.

A MERGER THAT MAKES SENSE

A merger of NRI, NRO and NRL, the three
closed end real estate funds makes business
sense.

All have the same portfolio manager.

All have the same description and investment
philosophy.

All should be consolidated in order to reduce
costs and increase liquidity for the benefit of
stockholders.

A consolidation would increase fund size to $1.6
Billion and, we believe, increase market visibility.

Missing Value

10.3%

(71.8)

770.1

698.3

NRI

9.8%

(68.3)

698.4

630.1

NRO

9.9%

(12.8)

129.3

116.5

NRL

Discount

Lost
Value

Net

Asset
Value

Market

Value

Total Lost Value:  $153 million

Lost value would significantly increase to $240 Million if the discount sinks back to the
2006 average discount of 15%

Our Nominees

Highly Qualified

Professional

Accomplished

Experienced

Arthur D. Lipson

Has successfully managed private investment
partnerships since 1995. Principal of Western
Investment, he has been the sole managing
member or investment manager, specializing in
undervalued stocks  since 1997. Mr. Lipson first
started working on Wall Street at Goldman
Sachs in 1968 as a quantitative analyst, and
also worked at Lehman Brothers and Paine
Webber where he was responsible for all fixed
income research at both firms. He is a known
leader in the industry, and created, among other
things, the Lehman Brothers Bond Indices.  Mr.
Lipson received a Masters of Science from
Columbia University and a Bachelor of Science
from the California Institute of Technology.

Robert A. Wood

Has been a distinguished Professor of Finance at
the University of Memphis since 1990. He is the
Founder and Executive Director of the Institute for
the Study of Security Markets, a nonprofit
Educational Foundation that promotes securities
markets research by providing transactions data to
academic institutions. A consummate professional,
Professor Wood was named member of the
Presidential Task Force on Market Mechanisms
(The Brady Commission) that studied the market
crash in 1987, and a founding member of the NASD
Economic Advisory Board. His education includes a
PhD in finance from the University of Pittsburgh, a
Masters in Operations Research from Stanford
University, and a Bachelors in Economics from the
University of Washington.

D. James Daras

Has been a partner of Inter-Atlantic Group, a money manager
specializing in the financial services sector, since December
2004. From February 2002 to December 2004, he served as
CEO of The JW group, a private investment consulting firm
focused on fixed income and financial services related to equity and preferred stock securities. He also served as an Advisor to the Franklin Madison Group, a consulting firm specializing in financial institution performance enhancement in the areas of financial management, capital markets activities, risk
management, IT and operations. From 1990 to 2002, he served
as Executive Vice President, Treasurer and Asset liability
Management Executive for Dime Bancorp, where he was
Chairman of the Asset-Liability Management Committee and
responsible for all capital markets activities, interest rate risk management and balance sheet financial strategy.

Scott Franzblau

Has served as a principal of Benchmark Plus
Management, LLC and the managing member of
BPP, since 1997. BPP is in the business of
acquiring, holding and disposing of investments
in various companies. Prior to joining BPM, Mr.
Franzblau founded Parkway Capital
Corporation, a NASD registered broker/dealer
that provided structured financing to institutional
investors.

Matthew S. Crouse

Has served as portfolio manager at Western
since February 2003. From January 2002 to
January 2003, he served as the Manager of
Market Risk Control for Duke Energy, a utility
company with an affiliated real estate operation.
From June 2000 to December 2001, he served
as Manager/Director of Research for the New
Power Company, a retail energy supplier. Mr.
Crouse received a PhD. In Electrical
Engineering from Rice University and a Masters
of Business Administration from the University of
Houston.

VOTE THE GREEN PROXY

VOTE FOR THE SLATE THAT IS COMMITTED
TO THE REALIZATION OF FULL VALUE
THROUGH CORPORATE DEMOCRACY.

CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT LLC

Western Investment LLC (“Western”), together with the other Participants (as defined below), made a filing on April 24, 2007 with the Securities and Exchange Commission (the “SEC”) of a proxy statement (the “Proxy Statement”) and accompanying proxy cards to be used to, among other things, solicit votes in support of the election of the Participants’ slate of director nominees at the annual meeting of Neuberger Berman Realty Income Fund Inc. (the “Company”) scheduled for May 2, 2007 (the “Annual Meeting”).

Western advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the Annual Meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC’s web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (888) 750-5834 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western, Western Investment Hedged Partners L.P., Arthur D. Lipson, Western Investment Activism Partners LLC, Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Scott Franzblau, Robert Ferguson, D. James Daras, Robert A. Wood, Matthew Crouse and Elyse Nakajima (the “Participants”). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on September 20, 2006, as subsequently amended on October 31, 2006, November 24, 2006, December 4, 2006, February 15, 2007, March 5, 2007 and April 24, 2007, and the Proxy Statement.